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                                                                     EXHIBIT 3.5

                               BOWNE & CO., INC.
                                    BY-LAWS

                           (AS OF SEPTEMBER 26, 1996)

                              ARTICLE I -- OFFICES

Section 1.  Principal Office

     The principal office of the Corporation shall be located in the City of New York, County and State of New York.

Section 2.  Additional Offices

     The Corporation may also have offices and places of business at such places, within or without the State of New York, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                     ARTICLE II -- MEETINGS OF SHAREHOLDERS

Section 1.  Annual Meeting

     The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held at such hour, date and place within or without the State of New York as shall be determined by the Board of Directors and stated in the notice of meeting thereof.

Section 2.  Special Meetings

     Special meetings of shareholders for the election of directors or for any other purpose may be held at such time and place, within or without the State of New York, as shall be stated in the notice of the meeting.

     Special meetings of shareholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by resolution of the Board of Directors or by the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of a majority of the shareholders entitled to vote on the action proposed to be taken. Such request shall state the purpose or purposes of the proposed meeting.

Section 3.  Notice of Shareholder Meeting

     Written notice of every meeting of shareholders, stating the place, date, and hour of the meeting, the purpose or purposes for which the meeting is called, and, unless it is the annual meeting, by or at whose direction it is being issued, shall be served personally or by mail upon each shareholder entitled to vote thereat not less than ten (10) nor more than fifty (50) days prior to the meeting. If, at any meeting, action is proposed to be taken which would, if taken, entitle shareholders fulfilling the requirements of Section 623 of the New York Business Corporation Law (procedure to enforce shareholder's right to receive payment for shares) to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect.

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     If mailed, such notice shall be directed to a shareholder at his address as it shall appear on the books of the Corporation unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him shall be mailed to the address designated in such request.

Section 4.  Quorum

     The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be necessary to and shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation or these By-Laws. If a quorum shall not be present or represented, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 5.  Voting

     Directors shall, except as otherwise required by law or by the Certificate of Incorporation as permitted by law, be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election.

     Whenever any corporate action, other than the election of directors, is to be taken by vote of the shareholders, it shall, except as otherwise required by law or by the Certificate of Incorporation as permitted by law, be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

Section 6.  Proxies

     Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise specified therein. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

Section 7.  Consents

     Whenever by any provision of law, the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of shareholders may be dispensed with if all the shareholders who would have been entitled to vote upon the action, if such meeting were held, shall consent in writing to such corporate action being taken. However, this section shall not be construed to alter or modify any provision of law under which the written consent of the holders of less than all outstanding shares is sufficient for corporate action.

Section 8.  Record Date

     For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action affecting the interests of shareholders, the Board of Directors may fix, in advance, a record date. Such date shall not be more than fifty (50) nor less than ten (10) days before the date of any such meeting, nor more than fifty (50) days prior to any other action.

     In each such case, except as otherwise provided by law, only such persons as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express such consent or dissent, or to receive payment of such dividend or such allotment of rights, or otherwise to be recognized as shareholders for the related purpose, notwithstanding any registration of transfer of shares on the books of the Corporation after any such record date so fixed.

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                            ARTICLE III -- DIRECTORS

Section 1.  Number; Tenure

     The number of directors to constitute the first Board of Directors shall be the number specified in the Statement of Organization of the Corporation executed by the incorporator. Thereafter, the Board of Directors shall consist of not fewer than six nor more than ten directors as shall be fixed from time to time by resolution adopted by a vote of a majority of the Board of Directors then in office at a meeting thereof.

     Directors shall be elected at the annual meeting of shareholders in the manner and for the terms specified in the Certificate of Incorporation, and, except as provided in Section 2 of this Article III, each director shall be elected to serve until his successor has been elected and has qualified.

Section 2.  Resignation; Removal

     Any director may resign at any time. Any director may be removed for cause by action of the Board or vote of the shareholders, but no director shall be removed without cause.

Section 3.  Vacancies

     If any vacancy occurs in the Board of Directors by reason of the death, resignation, retirement, disqualification or removal from office of any director with cause, or if any new directorships are created, the directors then in office, although less than a quorum, may by majority vote, choose a successor or successors, or fill any newly created directorship, and the directors so chosen shall hold office until the next annual meeting of shareholders and until their successors have been elected and have qualified.

Section 4.  Nominations

     Nominations for the election of directors may be made by the Board of Directors or, subject to the following, by any stockholder entitled to vote for the election of directors. Any such stockholder may nominate a person or persons for election as a director only if written notice of such stockholder's intent to make such nomination is given to the Secretary of the Corporation, either by personal delivery or by United States mail, postage paid, not later than (a) with respect to an election to be held at an annual meeting of stockholders, 90 days in advance of such meeting, or (b) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such special meeting is first given to stockholders. Each such notice shall set forth the name and address of the stockholder who intends to make the nomination and of each person to be nominated for election as a director; a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons, naming such persons, pursuant to which the nomination or nominations are to be made by the stockholder; such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission if such nominee had been nominated, or was intended to be nominated, for election as a director by the Board of Directors; and the consent of each nominee to serve as a director of the Corporation if so elected. The Board of Directors may refuse to acknowledge the nomination of any person not made in compliance with the foregoing.

                      ARTICLE IV -- MEETINGS OF THE BOARD

Section 1.  Place

     The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of New York. Any one or more members of the Board of Directors, or any committee thereof, may, unless otherwise restricted by the Certificate of Incorporation or these by-laws, participate in a

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meeting of the Board of Directors, or any committee thereof, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

Section 2.  Regular Meetings

     A regular meeting of the Board of Directors may be held immediately following the annual meeting of stockholders in each year without notice, provided a quorum shall be present. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section 3.  Special Meetings

     Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, or by the President on two days' notice to each director, either personally or by mail or telegram. Notice of any special meeting of the Board of Directors need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of such notice to him.

Section 4.  Quorum; Voting

     At all meetings of the Board of Directors the presence of not less than a majority of the entire Board shall be necessary to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors except as may be otherwise specifically provided by law.

     In determining the presence of a quorum at a meeting which approves a contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of its directors are directors or officers or are financially interested, the common or interested directors shall be counted. If a quorum shall not be present at any meeting of the Board or Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                      ARTICLE V -- COMMITTEES OF THE BOARD

Section 1.  Designation

     The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an Executive Committee consisting of three (3) or more directors. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members one or more additional committees, each consisting of three (3) or more directors, and each of which shall have such powers and duties as shall be fixed by the Board. However, no such committee shall have authority as to any of the following matters:

     (a) the submission to shareholders of any action as to which shareholders' authorization is required by law;

     (b) the filling of vacancies in the Board of Directors or on any committee;

     (c) the fixing of compensation of any director for serving on the Board or on any committee;

     (d) the amendment or repeal of these by-laws, or the adoption of new by-laws; or

     (e) the amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.

     The Board may designate one or more directors as alternate members of any such committee who may replace any absent member or members at any meeting of such committee.

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Section 2.  Tenure; Reports

     Each such committee shall serve at the pleasure of the Board. It shall keep minutes of its meetings and report the same to the Board.

Section 3.  Executive Committee

     Except as set forth in Section 1 of this Article V, the Executive Committee shall have, between meetings of the Board, all the powers of the Board of Directors in the management of the business and affairs of the Corporation and may exercise such powers to the full extent the Board might exercise such powers as though it were in session.

                             ARTICLE VI -- OFFICERS

Section 1.  Appointment

     The Board of Directors shall appoint a President, a Secretary and a Treasurer. The Board of Directors may also appoint one or more Vice Presidents and such other officers as it may determine.

Section 2.  Term of Office; Removal; Vacancies

     All officers shall be appointed by the Board of Directors and shall hold office until the next annual meeting of stockholders and until their successors are appointed and have qualified. Any officer may be removed with or without cause at any time by the Board of Directors. If any office becomes vacant for any reason, the Board of Directors shall fill such vacancy.

Section 3.  Compensation

     The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

Section 4.  The President

     The President may be the chief executive officer of the Corporation and in the absence of the Chairman of the Board may preside at all meetings of the shareholders and directors; he may effectuate policy decisions and orders of the Board and see that all resolutions of the Board of Directors are carried into effect. The President shall have such other powers and duties as may from time to time be assigned by the Board.

Section 5.  Vice President

     The Vice President, or Vice Presidents, shall have such powers and duties as may be designated by the Board of Directors.

Section 6.  The Secretary

     The Secretary shall attend all meetings of the Board and all meetings of the shareholders and record all votes and prepare the minutes of all proceedings in a book, to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of shareholders and all special meetings of the Board of Directors and shall perform such other duties as may be designated by the Board of Directors. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature, or the signature of an Assistant Secretary. He shall keep safe custody of the stock certificate books and shareholder records.

Section 7.  The Treasurer

     The Treasurer shall have care and custody of the funds of the Corporation and its other valuable effects, including securities, and he shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the care and to the

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credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as ordered by the Board. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for such term, in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office.

                       ARTICLE VII -- SHARE CERTIFICATES

Section 1.  Form, Signature and Transfer

     Certificates for stock shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and may be countersigned and registered in such manner and by such transfer agents and registrars as the Board may prescribe. Each certificate shall bear the corporate seal or a printed or engraved facsimile thereof and where any certificate is signed by a transfer agent or transfer clerk and by a registrar, the signature or signatures of any officers of the Corporation upon such certificate may be facsimile, engraved or printed; provided that where the certificate is manually signed by a registrar other than the Corporation or any employee of the Corporation, the signature of the transfer agent or transfer clerk may be facsimile, engraved or printed. Shares of stock of the Corporation shall be transferable or assignable on the books of the Corporation only by the holders in person or by a duly authorized attorney, and only upon the surrender for cancellation of the certificates therefor accompanied by a duly executed assignment and power of attorney endorsed thereon or attached thereto and such proof or a guarantee of authenticity of the signature as the Corporation or its agents may reasonably require. The Corporation may treat the holder of record of any share or shares of stock as the holder in fact thereof and need not recognize any other claim thereto or interest therein on the part of any other person, whether or not it has express or other notice thereof, except as otherwise expressly provided by law. Lost or destroyed certificates may be replaced in accordance with such regulations as the Board of Directors may prescribe.

                       ARTICLE VIII -- GENERAL PROVISIONS

Section 1.  Checks

     All checks or demands for money and notes or other instruments evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or such other persons as the Board of Directors may from time to time designate.

Section 2.  Fiscal Year

     The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

Section 3.  Corporate Seal

     The corporate seal of the Corporation shall be in such form as the Board of Directors shall prescribe. The corporate seal on any corporate bond or other obligation for the payment of money may be a facsimile, engraved or printed.

                            ARTICLE IX -- AMENDMENTS

Section 1.  Power to Amend

     The Board of Directors shall have the power to amend, repeal or adopt by-laws at any regular or special meeting of the Board. However, any by-laws adopted by the Board may be amended or repealed by vote of a majority of the holders of shares of capital stock at any meeting.

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                          ARTICLE X -- INDEMNIFICATION

Section 1.  Indemnification of Officers, Directors, Employees and Agents

     The Corporation shall, to the fullest extent permitted by Sections 721 through 726 of the New York Business Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said sections from and against any and all expenses, liabilities or other matters referred to in or covered by said sections, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those persons, other than directors or officers, may be entitled under any agreement, vote of shareholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

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